Altus Power, Inc. Announces Definitive Agreements to Acquire
Approximately 97 Megawatts of Operating Solar Assets

Altus Power’s portfolio of solar and storage assets expected to grow to approximately 466 megawatts across 22 states

STAMFORD, CT, September 27, 2022 – Altus Power, Inc. (“Altus Power” or the “Company”) (NYSE: AMPS), the premier independent developer, owner and operator of commercial-scale solar facilities, today announced definitive agreements to acquire approximately 97 megawatts (MW) of operating solar assets for approximately $220 million funded by a combination of cash on hand and assumed liabilities. The largest of these portfolios includes 88 MW of generating assets and the acquisition is subject to certain closing conditions, which we expect to be met in the coming weeks. The acquisition of the remaining approximately 9 MW has recently closed and such assets are currently operating as part of Altus Power’s portfolio. Combined, these recently and soon to be acquired portfolios represent approximately 97 MW of solar assets operating across nine U.S. states.
These commercial and industrial (C&I)-scale assets include rooftop, ground and carport-mounted solar arrays and deliver clean electricity under long-term contracts to predominantly investment-grade customers. Following the closing of these acquisitions, Altus Power expects to own, operate and service these new assets and new customer relationships over the long-term with the potential to offer additional electrification solutions, including battery storage, as well as electric vehicle or fleet charging stations.
“We are excited to bring these new long-term customer relationships and operating assets to our portfolio of C&I solar and storage assets,” said Gregg Felton, Co-CEO of Altus Power. “We welcome the opportunity to serve customers in new markets including Pennsylvania, Indiana, Arizona and Nevada, as well as to grow our footprint in existing markets. Altus Power will continue to focus on expanding our customer base as well as profitably increasing the size of our portfolio of commercial-scale assets by leveraging our specific expertise of executing both development and operating opportunities.”
About Altus Power, Inc.
Altus Power, based in Stamford, Connecticut, is the premier commercial-scale clean electrification company, serving commercial, industrial, public sector and community solar customers with an end-to-end solution. Altus Power originates, develops, owns and operates locally sited solar generation, energy storage, and EV charging infrastructure across 18 states from Vermont to Hawaii, expanding into four additional states upon the expected closing of the acquisitions referenced above. Visit www.altuspower.com to learn more.

Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “intends,” “aims,” “may,” “could,” “will,” “should,” “plans,” “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to expectations regarding the ability of Altus Power and the other parties to close the transaction in a timely manner or at all, statements regarding the benefits of the proposed acquisition of the approximately 88 MW of operating solar assets, expectations regarding our operations and performance of these solar assets, expectations regarding our relationships with new customers as a result of these acquisitions, and the expected timing of the closing of the proposed acquisition and other transactions contemplated by the definitive agreements. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that the acquisition may not close in the anticipated timeframe or at all due to a closing condition not being met; (2) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (3) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (4) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; (6) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; and (7) the impact of COVID-19, inflationary pressures, and supply chain issues on Altus Power’s business.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2022, as well as the other information the Company files with the SEC. New risks and uncertainties arise from time to time, and it is impossible for Altus Power to predict these events or how they may affect the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as known by Altus Power on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Altus Power Contacts:

For Media:
Cory Ziskind
ICR, Inc.
AltusPowerPR@icrinc.com

For Investors:
Chris Shelton, Head of IR
Caldwell Bailey, ICR, Inc.
InvestorRelations@altuspower.com